Exhibit 10.7

THE AVEON GROUP L.P.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Dated as of September 24, 2010

THE AVEON GROUP L.P.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan. The Aveon Group L.P. Equity Incentive Plan (the “Plan”) was adopted by The Aveon Group L.P., a Delaware limited partnership (the “Partnership”) on May 27, 2010, and is designed to promote the long term financial interests and growth of the Partnership, by (i) attracting and retaining employees, consultants and directors of the Partnership, its Subsidiaries (each as defined below), and, as applicable, the Partnership’s general partner, Aveon Management L.L.C. (the “General Partner”), and (ii) aligning the interests of such individuals with the holders of the common units representing limited partner interests in the Partnership (“Units”) by providing them with equity-based Awards (as defined below). The Plan was amended and restated on September 24, 2010, with prior approval of the Board.

Section 2. Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

“Administrator”: The Board, or a committee or subcommittee thereof to whom authority to administer the Plan has been delegated pursuant to Section 4 hereof.

“Affiliate”: With respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award”: Individually or collectively, any Option, Unit Appreciation Right, Restricted Unit, Deferred Unit, Performance Unit or Other Unit-Based Awards based on or relating to the Units issuable under the Plan.

“Award Agreement”: Shall mean any written agreement, contract or other instrument or document evidencing an Award.

“Beneficial Owner”: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

“Board”: The board of directors of the General Partner.

“Capitalization Transaction”: Any initial public offering of Units or other capitalization event that enables the Partnership to acquire controlling interests in hedge fund partnerships.

“Certificate”: A certificate or other instrument or method (including book entry) that evidences ownership of Units and Awards granted under the Plan, as determined by the Administrator.

“Change in Control”: (i) The occurrence of any Person other than Founding Investors, LLC (“Founding Investors”), TAI Equity Holdings LLC (“TAI”) or HARDT Equity Holdings, LLC (“HARDT”) or any of their respective Affiliates becoming the general partner of the Partnership or (ii) any Person other than Founding Investors, TAI or HARDT or any of their respective Affiliates obtains control of the General Partner.

“Code”: The Internal Revenue Code of 1986, as amended, or any successor thereto.

“Deferred Units”: The right to receive Units at the end of a specified deferral period granted pursuant to Section 8 of the Plan.

“Disability”: The term “Disability” shall have the meaning as provided under Section 409A(a)(2)(C)(i) of the Code. Notwithstanding the foregoing or any other provision of this Plan, the definition of Disability (or any analogous term) in an Award Agreement shall supersede the foregoing definition; provided, however, that if no definition of Disability or any analogous term is set forth in such Award Agreement, the foregoing definition shall apply.

“Economic Income Target”: is the point at which management fees, incentive income and other revenues due the Partnership (less general partner expense allocation and general and administrative expenses), excluding, interest, taxes, depreciation (which shall include the expense related to non-controlling interest that arise out of the acquisition of customer-based intangibles), amortization and compensation expense relating to equity-based compensation, equals fifty-five million dollars in respect of any trailing four-fiscal-quarter period.

“Effective Date”: The date on which the Unit holders of the Partnership approve the Plan, or such later date as is designated by the Board and communicated to the Unit holders of the Partnership.

“Employment”: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Partnership, the General Partner or any of their respective Subsidiaries, (ii) a Participant’s services as a consultant or partner if the Participant is consultant to, or partner of, the Partnership, the General Partner or any of their respective Subsidiaries, and (iii) a Participant’s services as a director, if the Participant is a member of the Board or is a director of the General Partner.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, or any successor thereto.

“Fair Market Value”: The “Fair Market Value” of a Unit on any given date means (i) the closing sale price per Unit on the New York Stock Exchange on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if the Units are not listed for trading on the New York Stock Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date on the principal national securities exchange on which the Units are listed, (iii) if the Units are not so listed on a national securities exchange, the last quoted bid price for the Units on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or (iv) if the Units are not so quoted by Pink Sheets LLC or a similar organization or listed on any exchange, the fair market value as determined by the Board by reasonable application of a reasonable valuation method.

“General Partner”: Aveon Management L.L.C., a Delaware limited liability company and the general partner of the Partnership.

“Option”: An option to purchase Units granted pursuant to Section 6 of the Plan.

“Option Price”: The purchase price per Unit of an Option, as determined pursuant to Section 6(a) of the Plan.

“Other Unit-Based Awards”: Awards granted pursuant to Section 9 of the Plan.

“Partnership”: The Aveon Group L.P., a Delaware limited partnership.

“Partnership Agreement”: The limited partnership agreement of the Partnership, as amended from time to time.

“Participant”: An employee, consultant, director or other service provider of the Partnership, the General Partner or any of their respective Subsidiaries, including any director of the General Partner, who is selected by the Administrator to participate in the Plan.

“Performance Units”: Units that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 8 of the Plan.

“Person”: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

“Plan”: The Aveon Group L.P. Equity Incentive Plan.

“Restricted Units”: Units subject to certain restrictions granted pursuant to Section 8 of the Plan.

“Subsidiary”: With respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting Units or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Units”: The common units representing limited partner interests in the Partnership.

“Unit Appreciation Right”: A unit appreciation right granted pursuant to Section 7 of the Plan.

Section 3. Units Subject to the Plan. Subject to Section 10 hereof, the total number of Units that may be issued under the Plan (the “Total Units”) shall represent 15% of the outstanding Units on the Effective Date; provided that no Awards may be granted under the Plan to the extent that, in the aggregate, the total number of Units that could be issued pursuant to outstanding Awards would exceed two-thirds of the Total Units until after the date on which the Economic Income Target is met; provided, further, that the number of Total Units shall be adjusted at the time of the closing of the Capitalization Transaction (and on any related over-allotment option closing date) such that the Total Units represent 15% of the number of outstanding Units on a fully diluted basis, giving effect to (i) Units issued in the Capitalization Transaction (including any Units issued or issuable pursuant to an underwriter’s over allotment option), (ii) Units issuable upon exchange of partnership units of the Partnership’s direct or indirect subsidiaries and (iii) Units issued or issuable pursuant to the Plan. The issuance of Units or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Units available under the Plan, as applicable. Units that are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

Section 4. Administration. The Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to any committee or subcommittee thereof (the “Administrator”). Additionally, the Administrator may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Partnership, the General Partner or any Subsidiary of the Partnership or General Partner; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. In the discretion of the Administrator, Awards may be made under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Partnership, any Affiliate of the Partnership, any Subsidiary of the Partnership, or any entity acquired by the Partnership or with which the Partnership combines. The number of Units underlying such substitute Awards shall be counted against the aggregate number of Units available for Awards under the Plan. The Administrator is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

Section 5. Limitations. If the Economic Income Target has not been achieved by the seventh anniversary of the Effective Date, no further Awards may be granted under the Plan, and Awards theretofore granted will be automatically forfeited.

Section 6. Terms and Conditions of Options. Options granted under the Plan shall be non-qualified options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine.

(a) Option Price. The Option Price per Unit shall be determined by the Administrator.

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Units for which it is then exercisable. The purchase price for the Units as to which an Option is exercised shall be paid to the Partnership, and in the manner designated by the Administrator, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check), (ii) in Units having a Fair Market Value equal to the aggregate Option Price for the Units being purchased and satisfying such other requirements as may be imposed by the Administrator; provided that such Units have been held by the Participant for no less than six months (or such other period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Units, including through attestation of Units already owned by the Participant in accordance with procedures established for such purpose by the Administrator, or (iv) if there is a public market for the Units at such time, through the delivery of irrevocable instructions to a broker to sell Units obtained upon the exercise of the Option and to deliver promptly to the Partnership an amount out of the proceeds of such sale equal to the aggregate Option Price for the Units being purchased, or (v) to the extent permitted by the Administrator, through net settlement in Units. No Participant shall have any rights to distributions or other rights of a holder with respect to Units subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Units and, if applicable, has satisfied any other conditions imposed by the Administrator pursuant to the Plan.

Section 7. Terms and Conditions of Unit Appreciation Rights.

(a) Grants. The Administrator may grant (i) a Unit Appreciation Right independent of an Option or (ii) a Unit Appreciation Right granted in tandem with an Option, or a portion thereof. A Unit Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Units covered by an Option (or such lesser number of Units as the Administrator may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award Agreement).

(b) Terms. The exercise price per Unit of a Unit Appreciation Right shall be an amount determined by the Administrator; provided, however, that in the case of a Unit Appreciation Right granted in tandem with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Unit Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Unit over (B) the exercise price per Unit, times (ii) the number of Units covered by the Unit Appreciation Right. Each Unit Appreciation Right granted in tandem with an Option, or a portion thereof, shall entitle a Participant to surrender to the Partnership the unexercised Option, or any portion thereof, and to receive from the Partnership in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Unit over (B) the Option Price per Unit, multiplied by (ii) the number of Units covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Units or in cash, or partly in Units and partly in cash (any such Units valued at such Fair Market Value), all as shall be determined by the Administrator. Unit Appreciation Rights may be exercised from time to time upon actual receipt by the Partnership of written notice of exercise stating the number of Units with respect to which the Unit Appreciation Right is being exercised. The date a notice of exercise is received by the Partnership shall be the exercise date. The Administrator, in its sole discretion, may determine that no fractional Units will be issued in payment for Unit Appreciation Rights, but instead cash will be paid for any fractional Unit or the number of Units will be rounded downward to the next whole Unit.

(c) Limitations. The Administrator may impose, in its discretion, such conditions upon the exercisability of Unit Appreciation Rights as it may deem fit, but in no event shall a Unit Appreciation Right be exercisable more than ten years after the date it is granted.

Section 8. Terms and Conditions of Restricted Units, Deferred Units and Performance Units.

(a) General. Subject to the provisions of the Plan, the Administrator shall determine to whom and when Restricted Units, Deferred Units and Performance Units will be made, the number of Units to be awarded under (or otherwise related to)

such Restricted Units, Deferred Units or Performance Units; whether such Restricted Units, Deferred Units or Performance Units shall be settled in cash, Units or a combination of cash and Units; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Units so awarded and issued shall be fully paid and non-assessable). The Administrator may condition the grant of the Restricted Units, Deferred Units or Performance Units upon criteria that the Administrator may determine, in its sole discretion. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Units, Deferred Units or Performance Units. Restricted Units, Deferred Units and Performance Units may be issued either alone or in addition to other Awards granted under the Plan.

(b) Awards and Certificates. The recipient of grants of Restricted Units, Deferred Units or Performance Units shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Partnership, within a period of sixty days (or such other period as the Administrator may specify) after the Award date. Except as otherwise provided below in this Section 8, the books and records of the Partnership shall reflect, for each Participant who is granted an Award of Units, Restricted Units or Performance Units hereunder, that the Participant is the owner of such Units, which are subject to the terms of the Plan, the Award Agreement and the Partnership Agreement. The Partnership may in its discretion require that each Participant who is granted an Award of Restricted Units or Performance Units shall be issued a Certificate in respect of such Units, and such Certificate shall be registered in the name of the Participant, and, if appropriate, shall bear a legend referring to the terms, conditions and restrictions applicable to any such Award. The Partnership may in its discretion further require that any Certificates evidencing Restricted Units or Performance Units granted hereunder be held in the custody of the Partnership until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Units or Performance Units, the Participant shall have delivered a power of attorney, endorsed in blank, relating to the Units covered by such Award.

(c) With respect to Awards of Deferred Units, at the expiration of the Restricted Period, the books and records of the Partnership shall reflect that the Participant is the owner of the Units covered by the Award or portion thereof with respect to which the Restated Period has lapsed. In the Partnership’s sole discretion, the Partnership may instead deliver Certificates in respect of such Deferred Units to the Participant, or the Participant’s legal representative, in a number equal to the number of Units covered by the Deferred Units Award.

(d) Restrictions and Conditions. The Awards of Restricted Units, Deferred Units and Performance Units granted pursuant to this Section 8 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i) Subject to the provisions of the Plan and the Award Agreement evidencing the grant of Restricted Units, Deferred Units or Performance Units, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign any Restricted Units, Deferred Units or Performance Units awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of Employment, the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 10(b) hereof.

(ii) Except as may be provided in an Award Agreement, the Participant shall generally have the rights of a holder of Units with respect to Restricted Units or Performance Units during the Restricted Period but, shall generally not have the rights of a holder of Units with respect to Units subject to Awards of Deferred Units during the Restricted Period; provided, that any distributions payable in respect of Restricted Units and Performance Units shall not be paid until the date that is fifteen days after the date the restrictions applicable to such Restricted Units and Performance Units lapse, along with interest calculated at the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate,” compounded annually, and the right to any such accumulated distributions and interest shall be forfeited upon the forfeiture of the Restricted Units or Performance Units (as applicable) to which such distributions relate.

Section 9. Other Unit-Based Awards. The Administrator, in its sole discretion, may grant or sell other Unit-based awards based in whole or in part on the Fair Market Value of the Units (“Other Unit-Based Awards”). Such Other Unit-Based Awards shall be in such form, and dependent on such conditions, as the Administrator shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Units (or the equivalent cash value of such Units) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Unit-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Administrator shall determine to whom and when Other Unit-Based Awards will be made, the number of Units to be awarded under (or otherwise related to) such Other Unit-Based Awards; whether such Other Unit-Based Awards shall be settled in cash, Units or a combination of cash and Units; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Units so awarded and issued shall be fully paid and non-assessable).

Section 10. Adjustments Upon Certain Events. Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. Subject to Section 3, which shall govern the adjustment of the number of Total Units at the time of the Capitalization Transaction, in the event of any change in the outstanding Units after the Effective Date by reason of any Unit distribution or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Units or other corporate exchange, or any distribution to holders of Units other than regular cash distributions or any transaction similar to the foregoing, the Administrator in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 18), as to (i) the number or kind of Units or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Unit Appreciation Right and/or (iii) any other affected terms of such Awards.

(b) Change in Control. In the event of a Change in Control after the Effective Date, (i) if determined by the Administrator in the applicable Award Agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Administrator will (subject to Section 18), (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Administrator) which, in the case of Options and Unit Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Units subject to such Options or Unit Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Units subject to such Options or Unit Appreciation Rights) over the aggregate exercise price of such Options or Unit Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion or (D) provide that for a period of at least fifteen days prior to the Change in Control, such Options shall be exercisable as to all Units subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

Section 11. No Right to Employment or Awards. The granting of an Award under the Plan shall impose no obligation on the Partnership, the General Partner or any of their respective Subsidiaries to continue the Employment of a Participant and shall not lessen or affect the Partnership’s, the General Partner’s or any of their respective Subsidiaries’ rights to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Section 12. Successors and Assigns. The Plan shall be binding on all successors and assigns of the Partnership and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

Section 13. Nontransferability of Awards. Unless otherwise determined or approved by the Administrator, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Section 14. Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Administrator may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Partnership or to Participants).

Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Partnership may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Administrator determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

Section 15. International Participants. With respect to Participants who reside or work outside the United States of America, the Administrator may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Partnership, the General Partner or an Affiliate.

Section 16. Choice of Law. The Plan shall be governed by and construed in accordance with the law of the State of Delaware.

Section 17. Effectiveness of the Plan. The Plan shall be effective as of the Effective Date.

Section 18. Section 409A of the Code.

(a) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code to the extent applicable, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Partnership (including any taxes and penalties under Section 409A of the Code), and neither the Partnership, the General Partner nor any Affiliate or Subsidiary of the Partnership or General Partner shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each payment that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

Section 19. Tax Withholding. The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Administrator specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Units or (b) having Units withheld by the Partnership from any Units that would have otherwise been received by the Participant.

Section 20. Partnership Agreement. The Administrator may require, in its sole discretion, that, as a condition to the grant of any Award under this Plan, the Participant must sign or agree to be bound by the terms of the Partnership Agreement.

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